Exhibit 99.1

Sigma Labs Reports First Quarter 2021 Financial Results

New Global Customer Wins Drive Improved Financial Performance for Revenue & Gross Margins

Management to Host Conference Call Today at 4:30 p.m. ET

SANTA FE, NM – April 22, 2021 - Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs” or the “Company”), a leading developer of quality assurance software for the commercial 3D metal printing industry, has reported its financial and operational results for the first quarter ended March 31, 2021.

Key First Quarter and Subsequent Operational Highlights

●	Improved financial performance with revenue increasing by more than 100% over both Q1 2020 and Q4 2020, to $0.5 million. Enhanced gross margin, resulting in gross profit before operating expenses of $0.3 million for the quarter.

●	Announced several key contract wins to further validate the company’s technology, including:

○	Selected by Ermaksan Innovative Technologies to provide the Company’s In-Process Quality Assurance technology, PrintRite3D®, as a factory option on Ermaksan’s ENAVISION 3D metal additive machines and will be integrated with the Materialise Control Platform (MCP).

○	Awarded contract from Lockheed Martin Space Additive Design & Manufacturing Center for an initial system of its PrintRite3D in-process quality assurance solution.

○	Awarded contract from a large European aerospace company through OEM agreement with Additive Industries for a quad laser PrintRite3D system.

●	Completed two equity offerings raising gross proceeds of approximately $14.8 million.

○	Additional capital brings new institutional investors and enables Company to further invest in business to expand unit sales and revenue growth.

Management Commentary

“The first quarter of 2021 was marked by continued adoption of Sigma Labs industry standard IPQA technology that was validated by our improved financial performance with solid PrintRite3D unit sales, a strengthened balance sheet showing strong institutional investor interest, and macro tailwinds signaling a return to growth in the coming months for the 3D metal printing industry,” said Mark K. Ruport, President and CEO of Sigma Labs. “We are increasingly seeing upticks of activity in the 3D metal printing market, resulting in several new contracts for initial systems. We believe that each new customer will open up opportunities for additional systems as our customers expand and accelerate their Additive Manufacturing initiatives.

“Recently we announced a $9.7 million registered direct offering priced at-the-market under Nasdaq rules to significantly strengthen our balance sheet and provide us with sufficient working capital to allow us to meet the growth demands of the market. Combined with our previous $5.1 million public offering which included the full exercise of the underwriter’s over-allotment option, we now have over $16.8 million in cash to support growth, direct sales and marketing. This achievement represents a significant milestone for the company and will put us in the strongest financial position in the history of Sigma Labs.

“For the remainder of the year, we are continuing along our roadmap to focus on new markets and opportunities, including aerospace, space exploration and defense. We are leveraging our sales team to expand sales through our current partnerships, and through direct sales to global end-user manufacturers, universities and R&D organizations. Additionally, we will continue to seek out new and expanded strategic partnerships with 3D printer OEMs, software companies, and integrators.

“The outlook for the Additive Manufacturing industry in 2021 appears robust, with increasing demand predicted by Statista and others as 3D metal printing goes from prototyping to full industrialization. We believe we are poised to set the standard for quality assurance and capture a significant share of the market. We look forward to sharing more of our accomplishments and contract wins as the year progresses,” concluded Ruport.

First Quarter 2021 Financial Results

Revenue for the first quarter of 2021 totaled $458,140. This compares to revenues of $221,730 for the first quarter of 2020. The increase in revenue was primarily due to increased PrintRite3D® unit sales in the first quarter of 2021.

Gross profit for the first quarter of 2021 was $329,809, which resulted in a gross margin of 72% as compared to negative $22,973 in the first quarter of 2020.

Total operating expenses for the first quarter of 2021 were $1.8 million as compared to total operating expenses of $1.6 million for the same period in 2020.

Cash used in operating activities for the three months ended March 31, 2021 totaled $1.2 million compared to $1.5 million in the first quarter of 2020, a decrease of $0.3 million.

Net loss for the first quarter of 2021 was $0.7 million, or $(0.09) per share, as compared to a net loss of $1.6 million, or $(1.30) per share, in the first quarter of 2020.

Cash totaled $16.8 million at March 31, 2021, as compared to $3.7 million at December 31, 2020. The increase in cash during the period was a result of a $9.7 million registered direct offering of common stock and short-term warrants and a public offering of shares of common stock with gross proceeds of approximately $5.1 million. In addition, warrant exercises during the first quarter of 2021 have contributed an additional $1.1 million in cash proceeds.

First Quarter 2021 Results Conference Call

Sigma Labs President and CEO Mark Ruport and CFO Frank Orzechowski will host the conference call, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Thursday, April 22, 2021
Time:	4:30 p.m. Eastern time, 1:30 p.m. Pacific time
Toll-free dial-in number:	1-877-407-9039
International dial-in number:	1-201-689-8470
Conference ID:	13718662

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at

http://public.viavid.com/index.php?id=144322 and via the investor relations section of the Company’s website at www.sigmalabsinc.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through May 6, 2021.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13718662

About Sigma Labs

Sigma Labs Inc. is a leading provider of in-process quality assurance (IPQA®) software to the additive manufacturing industry. Sigma Labs specializes in the development and commercialization of real-time monitoring solutions known as PrintRite3D® for 3D metal advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies. Sigma Labs believes its software product will be a major catalyst for the acceleration and adoption of 3D metal printing. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, market and other conditions, Sigma Labs’ business and financial condition, Sigma Labs’ ability to satisfy its capital needs through increasing its revenue and obtaining additional financing, and the impact of COVID-19, general economic, industry or political conditions in the United States or internationally. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see disclosures contained in Sigma Labs’ public filings with the SEC, including the “Risk Factors” in Sigma Labs’ Annual Report on Form 10-K, and which may be viewed at www.sec.gov.

Investor Contact:

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us

Company Contact:

Steven Gersten

Sigma Internal IR

813-334-9745

investors@sigmalabsinc.com

Sigma Labs, Inc.

Condensed Balance Sheets

(Unaudited)

	March 31, 2021	December 31, 2020

ASSETS
Current Assets:
Cash	$16,843,201	$3,700,814
Accounts Receivable, net	388,050	331,562
Inventory	747,780	659,651
Prepaid Assets	135,453	90,735
Total Current Assets	18,114,484	4,782,762

Other Assets:
Property and Equipment, net	128,318	138,626
Intangible Assets, net	762,368	753,122
Long-Term Prepaid Asset	26,000	26,000
Total Other Assets	916,686	917,748

TOTAL ASSETS	$19,031,170	$5,700,510

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$280,437	$128,937
Deferred Revenue	76,417	77,957
Accrued Expenses	217,404	243,815
Derivative Liability	4,905,927	-
Total Current Liabilities	5,480,185	450,709

Long-Term Liabilities
Stock Appreciation Rights	93,525	48,341
CARES Act Deferred Payroll Taxes	37,728	37,728
Total Long-Term Liabilities	131,253	86,069
TOTAL LIABILITIES	5,611,438	536,778

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; 465 and 715 issued and outstanding, respectively	1	1
Common Stock, $0.001 par; 12,000,000 shares authorized; 10,493,598 and 5,995,320 issued and outstanding, respectively	10,494	5,995
Additional Paid-In Capital	47,225,812	38,262,744
Accumulated Deficit	(33,816,575)	(33,105,008)
Total Stockholders’ Equity	13,419,732	5,163,732

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,031,170	$5,700,510

Sigma Labs, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

REVENUES	$458,140	$221,730

COST OF REVENUE	128,331	244,703

GROSS PROFIT	329,809	(22,973)

OPERATING EXPENSES:
Salaries & Benefits	847,171	652,197
Stock-Based Compensation	117,477	154,171
Operating R&D Costs	196,340	53,689
Investor & Public Relations	108,341	215,441
Organization Costs	77,616	49,444
Legal & Professional Service Fees	176,847	184,891
Office Expenses	148,225	147,747
Depreciation & Amortization	23,031	18,012
Other Operating Expenses	86,356	84,049
Total Operating Expenses	1,781,404	1,559,641

LOSS FROM OPERATIONS	(1,451,595)	(1,582,614)

OTHER INCOME (EXPENSE)
Interest Income	55	851
Gain on Derivative Liability	802,285	-
Exchange Rate Loss	(51)	(1,391)
Interest Expense	(1,353)	(431)
Total Other Income (Expense)	800,936	(971)

LOSS BEFORE PROVISION FOR INCOME TAXES	(650,659)	(1,583,585)

Provision for Income Taxes	-	-

Net Loss	$(650,659)	$(1,583,585)

Preferred Dividends	(60,908)	(315,247)

Net Loss Applicable to Common Stockholders	$(711,567)	$(1,898,832)

Net Loss per Common Share - Basic and Diluted	$(0.09)	$(1.30)

Weighted Average Number of Shares Outstanding - Basic and Diluted	7,790,121	1,463,627

Sigma Labs, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
OPERATING ACTIVITIES
Net Loss	$(650,659)	$(1,583,585)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	23,031	18,012
Gain on Derivative Liability	(802,285)	-
Stock Based Compensation Employees	117,477	154,171
Stock Based Compensation – Third Party Services	30,981	39,618
Stock Based Compensation - Directors	61,471	-
Change in assets and liabilities:
Accounts Receivable	(56,488)	(63,885)
Inventory	(88,129)	92,915
Prepaid Assets	(44,718)	63,006
Accounts Payable	151,500	(243,000)
Deferred Revenue	(1,540)	(45,330)
Accrued Expenses	(26,411)	42,383
Long-term portion of Stock Appreciation Rights	45,184	-
NET CASH USED IN OPERATING ACTIVITIES	(1,240,586)	(1,525,696)

INVESTING ACTIVITIES
Purchase of Property and Equipment	(5,350)	(11,474)
Purchase of Intangible Assets	(16,619)	(39,055)
NET CASH USED IN INVESTING ACTIVITIES	(21,969)	(50,529)

FINANCING ACTIVITIES
Gross Proceeds from Public and Private Issuances of Securities	14,869,899	2,100,000
Less Offering Costs	(1,600,967)	(428,876)
Payment of Note Payable	-	(50,000)
Proceeds from Exercise of Warrants	1,136,010	499,200
NET CASH PROVIDED BY FINANCING ACTIVITIES	14,404,942	2,120,324

NET CHANGE IN CASH FOR PERIOD	13,142,387	544,099

CASH AT BEGINNING OF PERIOD	3,700,814	86,919

CASH AT END OF PERIOD	$16,843,201	$631,018

Supplemental Disclosures:
Noncash investing and financing activities disclosure:
Issuance of Common Shares for Preferred Dividends	60,908	315,247
Other noncash operating activities disclosure:
Issuance of Securities for Services	92,452	39,618
Disclosure of cash paid for:
Interest	$1,353	$1,458
Income Taxes	$-	$-